Exhibit 10.21


[MULTIFOODS LETTERHEAD]                                         Memo



DATE:     September 20, 1996

TO:       Frank W. Bonvino

FROM:     Robert F. Maddocks
          Executive Vice President

SUBJECT:  SUPPLEMENTAL RETIREMENT AGREEMENT



The intent of this memorandum is to set forth the terms of a supplemental benefit arrangement that will be provided to you if your employment ends prior to retirement, conditioned upon your acceptance of the terms of this arrangement.

The arrangement will provide you with two benefits - a "supplemental retirement benefit" and a "severance benefit" - provided that you qualify for such benefits.

The supplemental retirement benefit is designed around the Pension Equity Plan and the Management Benefit Plan. The general intent of this benefit is to provide you with the early retirement subsidy that you would have been entitled to receive under the Pension Equity Plan if you were three years older than your actual age. Because at age sixty-two
(62) you will be eligible for a full retirement benefit under the Pension Equity Plan (unreduced from age sixty-five (65)), you will not receive a supplement if your employment ends after that age.

The severance benefit provides you with a lump-sum payment equal to one times your annual base salary. It may be paid in two installments at the discretion of the Company.

The benefits are "nonqualified" benefits and will be paid from the general assets of the Company. Your rights will be those of a general creditor of the Company.

To evidence your acceptance of the terms of this supplemental benefit arrangement, please sign this document and return it to me at your earliest convenience. The document is referred to herein as the "Agreement."




                                   I

                  Supplemental Retirement Benefit

     1.1 Eligibility. You will be eligible to receive the "supplemental retirement benefit" set forth below if both of the following conditions are satisfied:

         (a) Your termination of employment is initiated by action of the Company other than for Cause, by your action for Good Reason, or by your action or action of the Company following a Change of Control.

         (b) Your termination of employment occurs prior to the date on which you attain age sixty-two (62).

     1.2 Benefit Amount. The supplemental retirement benefit will be calculated as a monthly benefit and will be equal to "A" minus "B" minus "C" below:

      A   =   The monthly benefit to which you would have been entitled
under the PEP if:

         (i) You had elected to have your benefit under the PEP calculated under the Grandfathered Formula and paid in the form of a single life annuity (regardless of whether you actually make such elections),

         (ii) The limits imposed under Code sections 401(a)(17) and 415 did not apply to your benefit under the PEP,

         (iii) You had twenty-five (25) years of Credited Service under the PEP (or your actual number of years of Credited Service if greater than twenty-five (25)), and

         (iv) Your date of birth was five (5) years earlier than your actual date of birth; except that, this provision will not cause your deemed age to be older than age sixty-two (62).

     minus

     B   =   The monthly benefit payable to you under the MBP because of the limits imposed under Code sections 401(a)17 and 415.

     minus

     C   =   The monthly benefit payable to you under the PEP.

All monthly benefits described above will be expressed in the form of a single life annuity starting as of the date you elect to start your pension under the PEP.

     1.3 Form of Benefit. The supplemental retirement benefit will be paid to you in the form of a single life annuity with monthly benefit payments. However, at the sole discretion of the Company, it may be paid in any other form. If it is paid in any form other than a single life annuity, the benefit will be adjusted so that it is the Actuarial Equivalent of the benefit that would have been paid as a single life annuity.

     1.4 Commencement of Benefit. The supplemental retirement benefit will start as of the same day as the benefit paid to you under the PEP.

     1.5 Spouse Benefit. If you become eligible for a supplemental retirement benefit but you die before the supplemental retirement benefit is paid or starts to be paid to you, and you are survived by a spouse, that spouse will be entitled to a monthly benefit payable in the form of a single life annuity equal to the difference between the "qualified preretirement survivor annuity" (as defined in section 417(c)) that would have been paid under the Grandfathered Formula under the PEP if your benefit were as calculated under this Agreement, and the actual qualified preretirement survivor annuity payable under the MBP and under the Grandfathered Formula under the PEP.

No survivor benefits are payable with respect to the supplemental retirement benefit other than as provided above.


                                   II

                          SEVERANCE BENEFITS

     2.1 Eligibility. You will be eligible to receive the severance benefit set forth below if your termination of employment is initiated by action of the Company other than for Cause, or by your action for Good Reason.

     2.2 Benefit Amount. The severance benefit will be calculated as a single lump-sum benefit, and will be equal to your annual base salary in effect immediately prior to your termination of employment.

     2.3 Form of Benefit. The severance benefit will be paid to you in the form of a single lump-sum payment. However, at the sole discretion of the Company, it may be paid in two installments with the first installment being at least equal to the lump-sum amount multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the calendar year in which your termination of employment occurs and the denominator of which is twelve (12). If paid in installments, the second installment will be paid as soon as practicable after the end of the calendar year in which your termination of employment occurs, and will equal the remaining lump-sum amount.

     2.4 Payment Date. The severance benefit (or the first severance benefit installment) will be paid to you as soon as administratively practicable after your termination of employment.

     2.5 Survivor Benefit. If you become eligible for a severance benefit but die before the severance benefit is paid in full, the benefit (or the remaining portion thereof) will be paid to the first of the following persons in order of priority: (i) your surviving spouse,
(ii) your surviving children in equal shares, (iii) your estate.


                                   III

                              MISCELLANEOUS

     3.1  Definitions.  The following terms are used herein:

     (a) "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of mortality and interest rate assumptions recommended by an actuary and approved by the Vice President - Finance and Chief Financial Officer or the Vice President and Controller of the Company.

     (b)  "Cause" means:

          (1) Your willful and continued failure to perform substantially your duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed your duties; or

          (2) Your willful engaging in illegal conduct or gross misconduct which, in either such case, is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on your part, shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company.
The cessation of your employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in subparagraph (1) or (2) above, and specifying the particulars thereof in detail.

     (c)  "Change of Control" means:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (3) of this section; or

          (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) Approval by the stockholders of a Company of a complete liquidation or dissolution of the Company.

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Company" means International Multifoods Corporation, and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

     (f)  "Good Reason" means:

          (1) The assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, as of the effective date of this Agreement or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you;

          (2) Any reduction in your annual base salary as in effect immediately prior to the effective date of this Agreement, or, if higher, your highest annual base salary in effect at any time after the effective date of this Agreement;

          (3) The Company's requiring you to be based at any office or location other than the corporate headquarters office in Minneapolis, Minnesota, or any office or location within 50 miles of such location, or the Company's requiring you to travel on Company business to a substantially greater extent than required immediately prior to the effective date of this Agreement; or

          (5) Any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

For purposes of this section, any good faith determination of "Good Reason" made by you shall be conclusive.

     (g) "Grandfathered Formula" means the benefit formula set forth in Appendix B of the PEP, which is a continuation of the benefit formula in effect under the Employees' Retirement Plan of International Multifoods Corporation as of December 31, 1995.

     (h) "MBP" means the Management Benefit Plan of the Company, as it may be amended from time to time.

     (i) "PEP" means the Multifoods Pension Equity Plan, as adopted January 1, 1996 (as a continuation of the Employees' Retirement Plan of International Multifoods Corporation), as it may be amended from time to time.

     3.2 Governing Law/Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     3.3 No Effect on Employment Rights. This Agreement is not an employment agreement and nothing in this Agreement will confer on you the right to be retained in the employ of the Company, or limit any right of the Company to discharge you or otherwise deal with you without regard to the existence of this Agreement.

     3.4 FICA Taxes/Withholding. To the extent that benefit accruals hereunder are taken into account as amounts deferred under a nonqualified deferred compensation plan under Code section 3121(v), and thus are subject to tax under Code section 3101 ("FICA"), the Company may calculate the amount deferred and withhold against other compensation paid to you in any manner determined by it to be appropriate under Code section 3121(v).

     3.5 Other Taxes/Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                             * * *

Please indicate your receipt and acceptance of the terms of this Agreement by signing one of the enclosed copies and returning it at your earliest convenience.



                        INTERNATIONAL MULTIFOODS CORPORATION


                        /s/ Robert F. Maddocks
                        ------------------------------------
                        By:  Robert F. Maddocks
                        Its: Executive Vice President

cc:  R. M. Price
     J. G. Traver
____________________________________________________________

ACCEPTANCE

     I, Frank W. Bonvino, hereby acknowledge receipt of this Agreement and wish to accept the supplemental benefit arrangement offered by this Agreement.

Dated:  September 27, 1996

                          Frank W. Bonvino


                          /s/ Frank W. Bonvino
                          ----------------------------